EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
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To the Board of Directors of
     Safe Technologies International, Inc.
     And Subsidiaries
Palm Beach, Florida

We hereby consent to the incorporation by reference in this Registration Statement of Safe Technologies International, Inc. on Form S-8 of our report dated March 14, 2002, incorporated in the Annual Report on Form 10-KSB of Safe Technologies International, Inc. and subsidiaries for the years ended December 31, 2001 and 2000, and to all references to our firm included in this Registration Statement.

Michaelson & Co., P.A., CPA
West Palm Beach, Florida

August 28, 2003